Exhibit 10.2

AMENDMENT

OF

ZEP INC.

EMPLOYEE STOCK PURCHASE PLAN

This Amendment of the Zep Inc. Employee Stock Purchase Plan (“Amendment”) is made effective as of June 24, 2009.

WHEREAS, Zep Inc. (the “Company”) established the Zep Inc. Employee Stock Purchase Plan (the “Plan”) effective as of October 31, 2007 for the purpose of providing eligible employees of the Company and its Subsidiaries, who wish to become stockholders of the Company an opportunity to purchase Common Stock of the Company, pursuant to the provisions of section 423 of the Internal Revenue code of 1986, as amended (the “Code”); and

WHEREAS, under the terms of the Plan, as currently in effect, officers of the Company who are subject to the reporting requirements of section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Reporting Officers”), are expressly excluded from participating in the Plan; and

WHEREAS, pursuant to the provisions of section 6.6 of the Plan, the Company, through action of its Board of Directors, is authorized to amend the Plan, subject to certain limitations provided in such Plan section; and

WHEREAS, the Company now desires to amend the Plan, as set forth herein, to permit Section 16 Reporting Officers to participate in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Eligible Employees. Section 2.8 of the Plan is hereby amended by deleting subsection (c) from such section such that, effective as of the next Offering Date following the effective date of this Amendment, Employees who otherwise meet the eligibility criteria for the Plan and who are Section 16 Reporting Officers shall be eligible to participate in the Plan.

2. Elimination of Certain Provisions Relating to Involuntary Discontinuation of Participation. Section 3.3 of the Plan is hereby amended by deleting the last two sentences of such section, which previously dealt with the involuntary discontinuation of participation in the Plan by a Participant who became a Section 16 Reporting Officer.

3. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to such terms in the Plan.

4. Remainder of Plan in Effect. Except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

This Amendment is executed effective as of the first date set forth above.

ZEP INC.

By:	/s/ Robert P. Collins
Robert P. Collins
Vice President and Chief Administrative Officer

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